EXHIBIT 99.1

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

Please mark your votes as indicated in this example.	☒

		For	Against	Abstain
1.	To approve the Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc., its subsidiary UBV Holding Company, LLC and Cardinal Financial Corporation, and related plan of merger, as each may be amended from time to time (the “Merger Agreement”).	☐	☐	☐

		For	Against	Abstain
2.	To approve an amendment to the Articles of Incorporation, as amended, of United Bankshares (the “Articles of Incorporation”) to increase the number of authorized shares of United Bankshares common stock from 100,000,000 to 200,000,000.	☐	☐	☐

		For	Against	Abstain
3.	To approve the issuance of the shares of United Bankshares, Inc. common stock to Cardinal Financial Corporation shareholders pursuant to the Merger Agreement.	☐	☐	☐

		For	Against	Abstain
4.	To approve the adjournment, postponement or continuance of the special meeting, on one or more occasions, if necessary or appropriate, in order to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement, the amendment to the Articles of Incorporation and the issuance of United Bankshares, Inc. common stock.	☐	☐	☐

Mark Here for Address Change or comments SEE REVERSE.	☐

Signature	Signature:	Date

NOTE: Please sign as name appears hereon. Joint owners each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.

OR
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

UNITED BANKSHARES, INC.

PROXY FOR SPECIAL SHAREHOLDERS’ MEETING ON             , 2017

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and W. Mark Tatterson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on             , 2017, at the Special Meeting of Shareholders to be held at                             ,                             ,                             , on             , 2017, at                  .m., local time or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

This proxy confers authority to vote “FOR” proposals 1, 2, 3 and 4 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4. If any matter shall properly come before the meeting, or any adjournments or postponements thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

Address Change/Comments (Mark the corresponding box on the reverse side.)
(Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.)

▲ FOLD AND DETACH HERE  ▲

Special Meeting of

United Bankshares, Inc.

                 .m.,             , 2017

                                         ,

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